Exhibit 99.2

FTX Ventures invests $100 million in Dave; companies form strategic partnership

LOS ANGELES, March 21, 2022 – Dave Inc. (Nasdaq: DAVE, DAVEW) (“Dave” or the “Company”), a banking app on a mission to build products that level the financial playing field, today announced a strategic partnership with West Realm Shires Services, Inc., owner and operator of FTX US (“FTX US”), whereby the companies will work together to expand the digital assets ecosystem. FTX Ventures, a $2B venture fund has also invested $100 million in Dave.

With this investment, Dave has significantly enhanced its balance sheet with additional resources to expedite its growth strategy and invest in future initiatives, including those crypto-related. FTX US will serve as the Company’s exclusive partner for cryptocurrencies, and the parties are currently exploring ways to introduce digital asset payments into Dave’s platform, while continuing to improve the customer experience for Dave members.

“This is an exciting milestone for our Company, our shareholders and all Dave members,” said Jason Wilk, Chief Executive Officer of Dave. “We believe blockchain technology has the potential to level the financial playing field across the globe. By aligning with a world-class leader such as FTX US, we are in position to enter the digital asset arena, explore new growth opportunities, and improve the member experience. FTX US is a pioneer in the cryptocurrency ecosystem, and we look forward to working with them long-term to enhance stakeholder value through digital assets.”

FTX US President Brett Harrison commented, “We consistently look to align with companies that share our vision, have unique and disruptive business models, and can help drive widespread adoption of digital assets. Dave is a great fit as they check all three boxes. We see significant growth opportunities ahead for both of our companies and are excited to be working with Dave.”

The $100 million investment was made pursuant to an unsecured convertible note (the “Note”), which bears interest at a rate of 3.00% per year (compounded semi-annually). Interest may be paid in-kind or in cash, at the Company’s option. Forty-eight months (the “Maturity Date”) after the date of the initial issuance of the Note (the “Issuance Date”), the Company will pay the FTX Ventures the sum of (i) the outstanding principal amount of the Note, plus (ii) all accrued but unpaid interest thereon, plus (iii) all expenses incurred by the FTX Ventures (the “Redemption Price”). Payment of the Redemption Price on the Maturity Date will constitute a redemption of the Note in whole. During the term of the Note, the Note will be convertible into shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”) at the option of the FTX Ventures. The initial conversion price of the Note is $10.00 per share of Common Stock, subject to customary adjustments (the “Conversion Price”). Beginning on the twenty-four-month anniversary of the Issuance Date continuing until the Maturity Date, if the closing price of the Common Stock equals or exceeds 175% of the Conversion Price for 20 out of the 30 consecutive trading days ending immediately preceding the delivery of the notice of the Company’s election to convert the Note, the Note will be convertible into shares of Common Stock at the option of the Company, upon delivery of a written notice to the FTX Ventures electing to convert the Note or all or any portion of the outstanding principal amount of the Note. At any time prior to the Maturity Date, the Company may, in its sole discretion and upon delivery of a written notice to the FTX Ventures electing to prepay the Note, prepay the Note without penalty by paying the FTX Ventures 100% of the Redemption Price.

About Dave

Dave is a banking app on a mission to build products that level the financial playing field. Dave’s financial tools, including its debit card and spending account, help millions of customers bank, budget, access ExtraCash before payday, find work and build credit. For more information, visit www.dave.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and statements regarding Dave’s future performance and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage its growth as a public company; disruptions to Dave’s operations as a result of becoming a public company; the ability of Dave to protect intellectual property and trade secrets; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the effects of the COVID-19 pandemic on Dave’s business; the possibility that Dave may be adversely affected by other economic, business, and/or competitive factors; and those factors discussed in Dave’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 11, 2022 and subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts

Media	Investors
DavePR@mgroupsc.com	DaveIR@icrinc.com